Exhibit (a)(4)


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                          FREEDOM TAX CREDIT PLUS L.P.
                TRANSFEROR'S (SELLER'S) APPLICATION FOR TRANSFER


                                          --------------------------------------
To:  CHARTERMAC                           Transaction Ref. Number:
     ----------
     General Partner or Transfer Agent
     (See Instruction #1)                 --------------------------------
                                           (Optional - See Instruction #2)
                                          --------------------------------------

     625 Madison Avenue
     New York, New York 10022
     Attn:  Investor Services Department
     (212) 317-5700

The transferor hereby makes application to transfer and assign, subject to the general partner's rights, to the transferee all rights, title and interests in Freedom Tax Credit Plus L.P., as set forth below, and for the transferee to succeed to such interest as:
(Check one) (if neither is checked, transferor and transferee will be deemed to have chosen option A)

A. __X__ a Substitute Limited Partner/Substitute BACsholder, subject to the conditions set forth on Appendix A to the Transferee's (Buyer's) Application for Transfer. (Assignment and Substitution) (Full Economic and Voting Rights)

B. _____ an Assignee and not as a Substitute Limited Partner or Substitute BACsholder, subject to the conditions set forth on Appendix B to the Transferee's (Buyer's) Application for Transfer. (Assignment Only) (Economic Rights Only)

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PARTNERSHIP ID INFORMATION                           QUANTITY

NAME:  FREEDOM TAX CREDIT PLUS L.P.
CUSIP#:  3655P102                      Number of BACs            Number of BACs
PARTNERSHIP TAX ID #:  13-353398           to be                   to be held
TAX SHELTER ID #:  90128000180          transferred:             after transfer:

                                          -------                ---------------

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REGISTRATION INFORMATION Indicate exactly as shown on Partnership records. (See
Instruction # 3). Partnership interests are currently registered as follows:

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                             NAME OF TRANSFEROR(S)


                ----------------------------------------------

  ADDRESS OF RECORD                     TAX IDENTIFICATION INFORMATION
                             (as it appears on Transferor(s) investment account)

                             ---------------------------------------------------
--------------------------
                                        CUSTODIAN/TRUSTEE TAX ID NUMBER
--------------------------

  TELEPHONE NUMBER
                             ---------------------------------------------------
--------------------------
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CALIFORNIA RESIDENTS: It is unlawful to consummate a sale or transfer of limited partnership interests or any interest therein, or to receive any consideration therefore, without the prior written consent of the COMMISSIONER OF CORPORATIONS of the State of California, except as permitted by the Commissioner's rules.

BROKER/DEALER (Optional)

-----------------------------
Firm

-----------------------------                -----------------------------
Representative Name and Number               Address

-----------------------------                -----------------------------
Telephone                                    Address



CERTIFICATION The transferor hereby certifies and represents possession of valid title and all requisite power to assign such interests and that assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check one) For certain types of transfer additional documentation may be required.

_____ Re-registration (Change of name, divorce/separation, individual to trust, etc.)
__X__    Sale (for consideration)

_____    Death* _____Gift  _____other  (please specify)________________________

*In cases of death please forward death certificate and letters testamentary (if applicable).
********************************************************************************

SIGNATURE EXECUTION Must be signed by registered holder(s) exactly as name(s) appear(s) on the Partnership records and be signature guaranteed. (See Instruction # 5)

Transferor Signature ________________________  Date ________________________

Co-Transferor's Signature ___________________  Date ________________________


If signature is by trustee(s), executor(s), administrator(s), guardian(s), agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. Only signature of transferor(s) is/are accepted. Power of Attorney and Attorney-in-Fact are not accepted.

Name(s) ________________________ Capacity (Full Title) ________________________

________________________________ ______________________________________________


********************************************************************************

SIGNATURE GUARANTEE The signature must be guaranteed by a member of an approved Signature Guarantee Medallion Program.



                   ---------------------------------------

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********************************************************************************
                                  INSTRUCTIONS

1. TRANSFER FORMS. To effect the requested transfer both transferee and transferor forms must be submitted together with the required fees. If there is a discrepancy between the transferee and transferor forms with respect to Option A or B on page 1, transferor and transferee will be deemed to have chosen option A.
2. TRANSACTION REFERENCE NUMBER. The use of this space is optional. The number placed in this space shall be internally generated by a broker or agreed upon by two or more brokers and shall correspond to internal records tracking system(s).
3. REGISTRATION. Indicate the exact name of registrant and include any custodial information. If a Custodial account, address of record should be that of the custodian/trustee.
4. TAX INFORMATION. If a Custodial Account, both Custodian/Trustee's and client's tax numbers should be completed. Social Security Number or Tax Identification Number is required.
5. SIGNATURE EXECUTION. The signature must correspond with the name of the registered holder exactly as it appears on the Partnership records. Persons who sign as a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Partnership or its agent in its sole discretion, must present satisfactory evidence of their authority to so act.
6. DISTRIBUTION ALLOCATION AGREEMENT (attached). (Optional) Complete as indicated if you wish the Partnership to make special arrangements for the payment of future distributions.

                        DISTRIBUTION ALLOCATION AGREEMENT

Notwithstanding anything to the contrary contained in the Partnership Agreement, transferor and transferee agree and acknowledge as follows with respect to future distributions from the Partnership:

I.   Check A ___X____ or B __________

     A. (1) For purposes of distributions by the Partnership of Cash Flow, as defined in the Partnership Agreement ("Cash Distributions"), Transferee shall be deemed to the holder of the Units on the first day of the fiscal quarter in which Transferee and Transferor execute standard transfer forms, of which this Distribution Allocation Agreement is a part, and on which consideration passes between the parties.

          (2) As between Transferor and Transferee, all Cash Distributions in respect of the Units hereafter made by the Partnership shall be made to the Buyer/Transferee of the Units as of the last day of the fiscal period for which such distributions are made.

          (3) As between Transferor and Transferee, all distributions in respect of the Units other than Cash Distributions (such as any, Sale or Refinancing Proceeds, as defined in the Partnership Agreement) (collectively, "Capital Distributions") made by the Partnership after the date of execution of the form by both Transferor and Transferee (without regard to when the underlying capital or liquidating transaction or event occurred) shall be made to Transferee, except for the following specified Capital Distributions which shall be made to
          Transferor:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------


     B. For purposes of distributions by the Partnership of Cash Distributions and/or Capital Distributions, Transferor and Transferee hereby agree that the terms of the Partnership Agreement shall govern the time and manner of such distributions.

II. In the event that, notwithstanding the exercise of it's best efforts to comply with this Agreement, the Partnership makes a distribution to the wrong party as between Transferor and Transferee, the party receiving such distribution will promptly endorse and deliver to the other party the distribution checks or otherwise pay to the other party the amount of such distribution, and Transferor and Transferee will hold harmless the Partnership and it's managers, agents, employees, advisors and other affiliates, and broker/dealers and their agents or employees, with respect to the payment of such distributions.

(If this form is not completed and returned along with the transfer documents, transferor and transferee will be deemed to have chosen option B.)


-----------------------------------                   ---------------
Transferor Signature                                  Date

-----------------------------------                   ---------------
Transferor Signature                                  Date

-----------------------------------                   ---------------
Transferee Signature                                  Date

-----------------------------------                   ---------------
Transferee Signature                                  Date

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[GRAPHIC OMITTED]
Charter Mac
        Capital Solutions

        625 Madison Avenue, New York, NY 10022  212.317.57 00   Fax 212.751.3550
        chartermac.com









RE: Freedom Tax Credit Plus L.P.

We have received a request to transfer units from you in the above-referenced partnership. Before we begin the process of documenting the transfer, we wish to inform you that when a partner transfers their interests in this Partnership, there may be recapture based on the amount of passive losses the investor has used. Therefore, depending on the nature of the transfer and the amount of passive losses generated and used, you may be subject to substantial tax consequences.

Accordingly, we urge you to discuss this proposed transfer of units with your financial and tax advisors.

Very truly yours,

Denise
Bernstein Vice
President

The undersigned has read and understands the foregoing and still wishes to transfer.
By:_____________________________      By:_________________________________

Date:___________________________      Date:_______________________________